Exhibit 99.3

POZEN INC.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS

VOTE BY INTERNET - www.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE —

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

You may vote by Internet 24 hours a day, 7 days a week.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POZEN INC.
				For	Against	Abstain

1.              To adopt the Agreement and Plan of Merger and Arrangement among Tribute Pharmaceuticals Canada Inc., Aguono Limited (which was renamed Aralez Pharmaceuticals Limited), Trafwell Limited (which was renamed Aralez Pharmaceuticals Holdings Limited), ARLZ US Acquisition Corp., ARLZ CA Acquisition Corp. and Pozen, Inc. dated as of June 8, 2015 and approve the transactions contemplated thereby.

				☐	☐	☐

2.              To approve the issuance by Aralez Pharmaceuticals Limited, in a private placement, after giving effect to the merger transactions, of Shares of Aralez Pharmaceuticals Limited at a price of $7.20 per share.

				☐	☐	☐

3.              To approve the issuance by Aralez Pharmaceuticals Limited, after giving effect to the merger transactions, of Shares of Aralez Pharmaceuticals Limited upon conversion of convertible notes at a conversion price of $9.54.

				☐	☐	☐

4. To approve, on a non-binding advisory basis, certain compensatory arrangements between Pozen and its named executive officers relating to the merger.				☐	☐	☐

5. To approve the Aralez Pharmaceuticals plc 2015 Long-Term Incentive Plan.				☐	☐	☐

6. To approve the reduction of the share premium account of Aralez Pharmaceuticals Limited to allow for the creation of distributable reserves of Aralez Pharmaceuticals Limited.				☐	☐	☐

7.              To adjourn the Pozen special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Pozen special meeting to adopt the merger agreement and approve the transactions contemplated thereby.

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MARK HERE FOR ADDRESS CHANGES/COMMENTS AND NOTE ON REVERSE SIDE			☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐ Yes	☐ No

Please sign and return this Proxy Card so that the shares can be represented at the special meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)				Date

For Directions to the Special Meeting, please refer to the “About Us” section of our website at www.pozen.com.

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO POZEN INC., C/O        , SO THAT THE SHARES CAN BE REPRESENTED AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement of POZEN is available at: www.proxyvote.com

DETACH HERE

M92831-P66216

POZEN Inc.

COMMON STOCK

PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on        , 2015.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints William L. Hodges and John E. Barnhardt, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Special Meeting of Stockholders to be held at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517, on        ,       , 2015 at         Eastern time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth on the reverse side of this card. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies “FOR” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, “FOR” the proposal to approve the issuance of Parent Shares by Parent pursuant to a private placement, “FOR” the proposal to approve the issuance of Parent Shares by Parent upon conversion of certain convertible notes of Parent, “FOR” the proposal to approve, on a non-binding advisory basis, certain compensatory arrangements between Pozen and its named executive officers relating to the merger, “FOR” a proposal to approve the Aralez Pharmaceuticals plc 2015 Long-Term Incentive Plan, “FOR” the proposal to approve a reduction in the share premium account of Parent to allow for the creation of distributable reserves of Parent, “FOR” the Pozen special meeting adjournment proposal, and at their discretion on any other matter that may properly come before the meeting.

Address
Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE